    As filed with the Securities and Exchange Commission on February 12, 2002

Registration Nos. 033-38384, 033-56042, 333-57163, 333-00333, 333-21815,
333-47369, 333-68969, 333-82935, 333-38616 and 333-53180
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              ____________________

                            POST EFFECTIVE AMENDMENT

                                   TO FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933
                              ____________________

                                SYMMETRICOM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                 95-1906306
-----------------------------------------    -----------------------------------
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

          2300 Orchard Parkway
              San Jose, CA                                 95131
-----------------------------------------    -----------------------------------
          (Address of Principal                          (Zip Code)
           Executive Offices)

                            1990 EMPLOYEE STOCK PLAN
                            1990 DIRECTOR OPTION PLAN
                EMPLOYEE STOCK PURCHASE PLAN (SOMETIMES REFERRED
                 TO AS THE "1994" EMPLOYEE STOCK PURCHASE PLAN)
                            1999 EMPLOYEE STOCK PLAN
                         1999 DIRECTOR STOCK OPTION PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                                                            Copy to:

            THOMAS W. STEIPP
         Chief Executive Officer                     RICHARD S. BEBB, ESQ.
            Symmetricom, Inc.                       Pillsbury Winthrop LLP
          2300 Orchard Parkway                       2550 Hanover Street
           San Jose, CA 95131                        Palo Alto, CA 94304
             (408) 433-0910                             (650) 233-4500
-----------------------------------------       --------------------------------
       (Name, address and telephone
       number of agent for service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                           Proposed             Proposed
          Title of Securities        Amount To Be      Maximum Offering     Maximum Aggregate       Amount of
            To Be Registered        Registered(*)     Price Per Share(*)     Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, no par value               N/A                 N/A                   N/A                 N/A
------------------------------------------------------------------------------------------------------------------

* No additional securities are to be registered, and registration user fees were paid upon filing of the original Registration Statement Nos. 033-38384, 033-56042, 333-57163, 333-00333, 333-21815, 333-47369,
     333-68969, 333-82935, 333-38616 and 333-53180. Therefore, no further registration fee is required.

                              ____________________


AMENDMENT FILED PURSUANT TO RULE 414 OF THE SECURITIES ACT OF 1933

                                EXPLANATORY NOTE

         This Post-Effective Amendment (this "Amendment") to those certain Registration Statements on Form S-8 (File Nos. 033-38384, 033-56042, 333-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935, 333-38616 and 333-53180)
(the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Symmetricom, Inc. a Delaware corporation ("Symmetricom Delaware" or the "Registrant"), which is the successor to Symmetricom, Inc., a California Corporation ("Symmetricom California"), following a statutory merger effective on January 7, 2002 (the "Merger") for the purpose of changing Symmetricom California's state of incorporation to Delaware. Prior to the Merger, Symmetricom Delaware had no assets or liabilities other than nominal assets and liabilities. In connection with the Merger, Symmetricom Delaware succeeded by operation of law to all the assets and liabilities of Symmetricom California. The Merger was approved by the shareholders of Symmetricom California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Amendment, Symmetricom Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Amendment to the Registration Statements:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed pursuant to Section 13 of the Exchange Act;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed pursuant to Section 13 of the Exchange Act, and the Registrant's Current Report on Form 8-K dated January 9, 2002, filed pursuant to Section 13 of the Exchange Act; and,

         (c) The description of the Registrant's Series A Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated August 9, 2001, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the Delaware General Corporation Law, the Registrant has included in its Amended and Restated Certificate of Incorporation provisions regarding the indemnification of officers and directors of the Registrant.
Article VII of Registrant's Amended and Restated Certificate of Incorporation provides as follows:

         A.   Limitation on Liability. A director of the corporation shall not
              -----------------------
be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

         B.   Indemnification. Each person who is or is made a party or is
              ---------------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph of this section, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     C.   Insurance. The corporation may maintain insurance, at its expense, to
          ---------
protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     D.   Repeal and Modification. Any repeal or modification of the foregoing
          -----------------------
provisions of this Article shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     E.   Other Indemnification. To the fullest extent permitted by applicable
          ---------------------
law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory) with respect to actions for breach of duty to the corporation, its stockholders and others.

     Article 5 of the Registrant's Bylaws, further provide as follows:

     5.1  Actions Other Than By or in the Right of the Corporation. Subject to
          --------------------------------------------------------
Section 5.4 of this Article 5, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     5.2  Actions By or in the Right of the Corporation. Subject to Section 5.4
          ---------------------------------------------
of this Article 5, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made under this Section 5.2
--------  -------
of this Article 5 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     5.3  Success on the Merits. To the extent that any person described in
          ---------------------
Sections 5.1 or 5.2 of this Article 5 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     5.4  Specific Authorization. Any indemnification under Sections 5.1 or 5.2
          ----------------------
of this Article 5 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

     5.5  Advance Payment. Expenses incurred in defending a civil or criminal
          ---------------
action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided for in Section 5.4 of this Article 5 upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as authorized in this
Article 5.

     5.6  Non-Exclusivity. The indemnification provided by this Article 5 shall
          ---------------
not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, provision of the certificate of incorporation of the corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or amendment of any of the provisions of this Article 5 shall not adversely affect any right or potential of any indemnitee existing at the time of such repeal or amendment.

     5.7  Insurance. The Board of Directors may authorize, by a vote of the
          ---------
majority of the full Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article 5.

     5.8  Severability. If any word, clause or provision of this Article 5 or
          ------------
any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

     5.9  Intent of Article. The intent of this Article 5 is to provide for
          -----------------
indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article 5 shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

     In addition, the Registrant is in the process of entering into indemnification agreements with each of its officers and directors.

Item 7.  Description of Securities.

         Not applicable.

Item 8.  Exhibits

 Exhibit
  Number        Description of Exhibit
 --------       ----------------------------------------------------------------

    5.1/(1)/    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

    5.2/(2)/    Opinion of Pillsbury Winthrop LLP

   23.1         Consent of Deloitte & Touche, LLP, Independent Auditors

   23.2/(1)/    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                Exhibit 5.1)

   23.3         Consent of Pillsbury Winthrop LLP

   24.1         Power of Attorney (see page 8)
_________

/(1)/ Incorporated by reference to the Exhibits of the same number to Registrant's Statements on Forms S-8 filed on December 24, 1990 (File No. 033-38384), December 22, 1992 (File No. 033-56042), January 4, 1995 (File
       No. 333-57163), January 19, 1996 (File No. 333-00333), February 14, 1997
       (File No. 333-21815), March 5, 1998 (File No. 333-47369), December 15,
       1998 (File No. 333-68969), July 15, 1999 (File No. 333-82935), and
       June 6, 2000 (File No. 333-38616).

/(2)/ Incorporated by reference to Exhibit No. 5.1 to Registrant's Statement on Form S-8 filed on January 4, 2001 (File No. 333-53180).

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, SYMMETRICOM, INC., a corporation organized and existing under the laws of the State of Delaware certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on February 8, 2002.

                                       SYMMETRICOM, INC.



                                       By       /s/ William Slater
                                          -----------------------------------
                                                    William Slater
                                                 Chief Financial Officer

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Steipp and William Slater, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Name                             Title                               Date
              ----                             -----                               ----
   /s/ Thomas W. Steipp             Chief Executive Officer (Principal      February 8, 2002
----------------------------------
       Thomas W. Steipp             Executive Officer) and Director

   /s/ William Slater               Chief Financial Officer and             February 8, 2002
----------------------------------
       William Slater               Secretary (Principal Financial and
                                    Accounting Officer)

   /s/ Richard W. Oliver            Chairman of the Board                   February 8, 2002
----------------------------------
       Richard W. Oliver

  /s/  Robert T. Clarkson           Director                                February 8, 2002
----------------------------------
       Robert T. Clarkson


   /s/ Robert M. Neumeister         Director                                February 8, 2002
----------------------------------
       Robert M. Neumeister, Jr.

              Name                             Title           Date
              ----                             -----           ----

     /s/ Krish A. Prabhu                 Director          February 8, 2002
-------------------------------------
           Krish A. Prabhu


    /s/ Richard N. Snyder                Director          February 8, 2002
-------------------------------------
           Richard N. Snyder

                                INDEX TO EXHIBITS
                                -----------------

  Exhibit
  Number       Description of Exhibit
  ------       ------------------------------------------------------------

   5.1/(1)/    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

   5.2/(2)/    Opinion of Pillsbury Winthrop LLP

  23.1         Consent of Deloitte & Touche, LLP, Independent Auditors

  23.2/(1)/    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
               Exhibit 5.1)

  23.3         Consent of Pillsbury Winthrop LLP

  24.1         Power of Attorney (see page 8)

__________

/(1)/ Incorporated by reference to the Exhibits of the same number to Registrant's Registration Statements on Forms S-8 filed on December 24, 1990 (File No. 033-38384), December 22, 1992 (File No. 033-56042), January
      4, 1995 (File No. 333-57163), January 19, 1996 (File No. 333-00333),
      February 14, 1997 (File No. 333-21815), March 5, 1998 (File No.
      333-47369), December 15, 1998 (File No. 333-68969), July 15, 1999 (File
      No. 333-82935), and June 6, 2000 (File No. 333-38616).

/(2)/ Incorporated by reference to Exhibit No. 5.1 to Registrant's Registration
      Statement on Form S-8 filed on January 4, 2001 (File No. 333-53180).